UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2019

Renewable Energy & Power, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-23731	46-1294868
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 W. Cheyenne Ave. #111B, N. Las Vegas, NV 89032
(Address of principal executive offices)

Registrant’s telephone number, including area code 702-685-9524

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 23, 2019, Renewable Energy & Power, Inc.. (the “Company” or “RBNW”) entered into a Membership Purchase Agreement with Lust for Life Footwear, LLC (“Lust for Live”) whereby 100% of the membership interests of Lust for Life were purchased in exchange for exactly 77,789 shares of Series B Preferred Stock of the Company (the “Agreement”).

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1, and incorporated by reference.

The Company will immediately commence efforts to become a current reporting company with the Commission.

Section 3 Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On August 26, 2019, the Board of Directors issued exactly 5,000,000 shares of Series A Preferred stock to Karen Berend and David Berend, 2,500,000 to each. In addition, the Board of Directors issued exactly 100,000 shares of Series B Preferred Stock to those shareholders listed in Exhibit 10.1. Both issuances were made in accordance with Section 4(a)(2) of the Securities Act of 1933.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

One August 21, 2019, Mr. Gregory Halpern entered into an Assignment Agreement with Mr. Conrad Huss (the “Assignee”), wherein the Assignee shall receive 5,000,000 Shares of Series A Preferred Stock of the Company, which represents 100% of the authorized Series A Preferred Stock of the Company, in exchange for Mr. Huss’s services as a Director for the Company. The RBNW Series A Preferred Stock hold voting rights, collectively and in their entirety, equal to exactly 65% of all voting right available at the time of any vote, including Series A Preferred Stock.

On August 26, 2019, Mr. Huss cancelled all 5,000,000 shares of the Series A Preferred and, as the sole member of the Board of Directors, issued exactly 2,500,000 shares to each of Karen Berend and David Berend for joining the Board of Directors.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the closing of the Agreement detailed above in Item 1.01, Philip Saunders and Greg Halpern shall resign as directors of the Company. A copy of this filing has been furnished to Mr. Saunders and Mr. Halpern, who have provided no written correspondence in response to the filing. There are no disputes or disagreements between the resigning members of the board of directors and the Company. As a final act of the sitting board of directors, the following persons shall be appointed to the Board of Directors:

Conrad Huss is a seasoned financial professional with over thirty-five years of investment banking and operating experience. Over the course of his career he has served  as Managing Director for a number of investment banking units at small and middle market firms, as a Founding Partner of a boutique bank specializing in technology and health care. Mr. Huss also served as Chief Executive Officer for a medical technology company  and has held senior positions and board seats at other companies.

Karen Berend began her career in 1987 overseeing a significant portion of her family owned, New York-based business, Brazilian Footwear Inc., overseeing production of private-label brands such a Kobacker, Kinney shoes, Thom McCann, Morse Footwear and Bakers. In 1990, she opened the Cinco Estrellas Footwear Corporation, located in Brazil, with production launch for DKNY, Andre Assous, Betsy Johnson, Vivian Tam, and Anna Sui. In 2001, Kared was recruited by Steve Madden Ltd. As Director of New Business Development, where within 6 months, she launched Steve Madden’s Landed Branded wholesale business with marquee distributors such as DSW, Famous Footwear, and Burlington, resulting in annual net sales within 3 years of over $31 million. Karen developed a second wholesale division called Madden Girl, which became highly profitable, reaching $100 million annual business within 6 years. In 2011, Karen was recruited by Marc Fisher Footwear to create an in house junior brand, Pink and Pepper, that developed into a $16 million wholesale shoe company within 2 years.

David Berend has been in the footwear industry for over 20 years, the bulk of which has been spent as a line builder of women’s footwear. David has previously held executive positions at Steve Madden Ltd., including Vice President of product development. In 2011, Mr. Berend was recruited by the owners of ZiGiNY as President of London Trash and London Rebel Brands. This position was created specifically for David’s unique line building capabilities, but quickly evolved into his overseeing product development, marketing, manufacturing, and sales of those brands. Within two years, he oversaw two divisions that realized net sales of $11 million and projected net sales of $20 million in year five. As head line builder for the Lust for Life Footwear premium brand, David brings strong leadership and innovation to the team.

Litigation

During the past ten years, none of the appointees have been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii) Engaging in any type of business practice; or

iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i) Any Federal or State securities or commodities law or regulation; or

ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

There are currently no material plans, contracts or other arrangements with the new appointees.

Item 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2019, the Board of Directors designated 100,000 shares of Series B Preferred Stock with rights and obligations as described in Exhibit 3.1.

On April 3, 2019, the Company filed with the Secretary of State for the state of Nevada Articles of Amendment, in which the name of the Company was changed to Leaf of Life Holdings Limited. However, due to the delinquent status of the quarterly and annual filings of the Company with the Securities Exchange Commission, the Company was unable to effectuate the name change through the Financial Industry Regulatory Authority. The Company intends to complete a name change to Lust for Life Group, Inc. or something similar after becoming current in their reporting standards.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Designation of Series B Preferred Stock
10.1	The Membership Purchase Agreement between the Company and Lust for Life Footwear, LLC. dated August 22, 2019

SPACE LEFT INTENTIONALLY BLANK. SIGNATURES TO FOLLOW.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renewable Energy & Power, Inc.
(Registrant)
Date:	August 29, 2019
		By:	/s/ Karen Berend
Name:
		Title:	Chief Executive Officer

5